Exhibit 99.1

NEWS RELEASE
For Immediate Release

For more information, please contact:

Gregory L. Hamby	W. Michael Banks	P.O. Box 2760
EVP and CFO	Senior Vice President	Gainesville, GA 30503
ghamby@gbt.com	mbanks@gbt.com	Fax: (770) 531-7359
Phone: (678) 450-3473	Phone: (678) 450-3480

GB&T BANCSHARES REPORTS SECOND QUARTER RESULTS

GAINESVILLE, Ga., July 19, 2006 — GB&T Bancshares, Inc. (Nasdaq: GBTB), a multi-bank holding company with seven community banks in fast-growing markets surrounding metropolitan Atlanta, Georgia, reported net income for the second quarter of 2006 of $4.0 million, a 184.9 percent increase over the $1.4 million reported for the second quarter of 2005. Diluted earnings per share for the second quarter of 2006 were $0.28 compared with $0.11 for the prior-year period. Second quarter 2006 results reflect a continuation of strong loan and deposit growth, an expanding margin and improved efficiencies compared to the second quarter of 2005.  Also contributing to the relatively large increase is the fact that the second quarter 2005 results included an isolated $2.9 million provision made to the Company’s loan loss reserves due to the impairment of an inherited single loan relationship at an affiliate bank, as discussed in the Company’s press release dated July 19, 2005.

For the first six months of 2006, the Company reported earnings of $7.2 million, or $0.53 per diluted share, compared with $4.4 million, or $0.35 per diluted share, for the first six months in 2005.

Commenting on the quarter, Richard A. Hunt, President and CEO of GB&T Bancshares, Inc., noted that he was very pleased. “We delivered strong results from a combination of sources: organic loans and deposits generated within our strong markets; the acquisition of our newest affiliate, Mountain State Bank, on April 28th; the strengthening of our net interest margin in a challenging rate environment, and improved efficiencies as we increase in asset size.

“Based on the first two months with our company, we anticipate that Mountain State Bank will make a meaningful contribution to 2006 earnings, and management is optimistic that it will exceed our twelve-month goal for earnings per share accretion. Mountain State Bank operates in one of the most vibrant and growing markets in the country: Forsyth and Dawson counties, and we expect its contribution should further improve GB&T’s consolidated performance going forward.”

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Mr. Hunt continued, “The quality and consistency of our performance this quarter was tempered only by the spike in nonperforming assets we experienced, which is discussed in more detail below. We believe we are well-secured by property and personal guaranties for the overwhelming majority of nonperforming assets, and we do not see any significant exposures. We have already resolved $1.8 million of the total since quarter-end, and we expect to see further reductions shortly. Despite this diversion of corporate resources, earnings growth is on target for the year.”

At a meeting held July 17, 2006, the board of directors of GB&T Bancshares declared a third quarter cash dividend of $0.09 per share on the Company’s common stock. The dividend is payable on August 11, 2006 to shareholders of record at the close of business on July 28, 2006.

Total revenue, defined as net interest income plus other income, increased 17.0 percent year-over-year, from $17.0 million for the second quarter of 2005 to $19.9 million for the 2006 second quarter. Net interest income increased 22.6 percent from the second quarter of 2005 to $17.3 million, reflecting 17.5 percent growth in average earning assets and a 17 basis point improvement in the net interest margin, to 4.43 percent. For the first six months of 2006, total revenue was $37.8 million, up 16.3 percent from the comparable 2005 period. Net interest income grew 22.0 percent, to $32.8 million, from a combination of growth in average earning assets, up 18.8 percent, and 10 basis points of margin expansion, to 4.39 percent. Mr. Hunt added that pricing discipline was a significant element of GB&T’s success with respect to its expanding net interest margin.

Other income for the second quarter of 2006 was $2.6 million compared with $2.9 million for the prior-year quarter, a decline of $295,000, or 10.2 percent. The majority of the decline resulted from the fourth quarter of 2005 sale of Community Loan Company, which had contributed $145,000 of insurance commissions in the year-ago quarter. The remaining declines were distributed across-the-board: service charges on deposit accounts, down $47,000 or 2.8 percent; mortgage origination fees, down $42,000 or 6.4 percent; and other operating income, down $65,000 or 14.4 percent.

Mr. Hunt commented, “We continue to leverage our excellent top-line performance with good expense controls; the impact is evident in our gradually improving efficiency ratio. So far this year, we’ve improved nearly 300 basis points compared to the first half of 2005. Even as we have acquired additional high-touch community banks with separate charters, local boards and management teams, we have been able to streamline their operations and workforce, such that revenue growth has consistently outpaced our expense base.” For the second quarter of 2006, other expense was $12.6 million, an increase of 11.6 percent over the $11.3 million reported for the second quarter of 2005. Salaries and employee benefits expense, the largest component of other expense, increased 13.6 percent. The efficiency ratio improved to 62.03 percent for the second quarter of 2006 from 65.11 percent for the prior-year second quarter and 64.48 percent in the first quarter of 2006.

Nonperforming assets at June 30, 2006 were $18.4 million, or 1.00 percent of total assets, compared with $10.5 million or 0.64 percent at March 31, 2006, and $9.9 million or 0.65

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percent at June 30, 2005. Annualized net charge-offs for the second quarter of 2006 were $607,000 or 0.18 percent of average loans compared with $276,000 or 0.09 percent of average loans for the first quarter of 2006, and $1.7 million or 0.61 percent for the second quarter of 2005. Loan loss reserves at June 30, 2006, were 1.09 percent of total loans compared with 1.08 percent at March 31, 2006 and 1.26 percent at June 30, 2005. According to Mr. Hunt, “We believe that the spike in nonperforming assets will be short-term and that the spike is not related to any changes in the strength of our markets. Still, we believe it is prudent to position ourselves more conservatively. Actions we began in the first quarter, including tightening of our lending policies and increased provisioning to reserves, have us well-positioned to address any decline in market conditions.”

At June 30, 2006, GB&T Bancshares’ had total assets of $1.8 billion, an increase of 19.4 percent over the past twelve months, from $1.5 billion at June 30, 2005. Excluding the $165.5 million of assets acquired with Mountain State Bank, organic asset growth was 8.6 percent. Total loans increased $268.4 million since June 30, 2005, or 23.3 percent, reaching $1.42 billion at June 30, 2006. Of this total, $107.5 million was due to the acquisition of Mountain State with organic loan growth contributing the remaining $160.9 million, or 14.0 percent. Mr. Hunt noted that the construction pipeline is strong, as are other real estate-related areas of the portfolio. Total deposits were $1.41 billion, an increase of $254.9 million or 22.0 percent from year-ago levels; excluding Mountain State Bank deposits of $124.0 million, organic deposit growth was 11.3 percent.

Stockholders’ equity at June 30, 2006, was $228.5 million, a twelve-month increase of $27.2 million, or 13.5 percent. Stockholders’ equity was 12.5 percent of period-end assets. The Company had 13,926,166 shares of common stock outstanding at June 30, 2006.

About GB&T Bancshares, Inc.

Based in Gainesville, Georgia, GB&T Bancshares, Inc. is a multi-bank holding company operating seven community banks: Gainesville Bank & Trust, United Bank & Trust, Community Trust Bank, HomeTown Bank of Villa Rica, First National Bank of the South, First National Bank of Gwinnett, and Mountain State Bank. As of June 30, 2006, GB&T Bancshares had assets of $1.8 billion, with 30 full-service banking offices located in thirteen Georgia counties. GB&T Bancshares’ common stock is listed on the Nasdaq Global Select Market under the symbol “GBTB.” Visit the Company’s website www.gbtbancshares.com  for additional information about GB&T.

Forward-Looking Statements

Some of the statements in this press release, including, without limitation, statements regarding projected growth, the expected contribution of Mountain State Bank to earnings growth, the anticipated reduction in nonperforming assets, the Company’s collateral position for its nonperforming assets, our efficiency, loan loss reserves, loan portfolio, net interest margin, revenue growth and other statements regarding our future results of operations are “forward-looking statements” within the meaning of the federal securities laws. In addition, when we use words like

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“anticipate”, “believe”, “intend”, “expect”, “estimate”, “could”, “should”, “will”, and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our current beliefs and assumptions. Factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans held or made by us; (3) general economic conditions may be less favorable than expected (both generally and in our markets), resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) economic, governmental or other factors may prevent the projected population and commercial growth in the counties in which we operate; (5) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged; (6) costs or difficulties related to the integration of our businesses may be greater than expected; (7) deposit attrition, customer loss or revenue loss following the acquisitions may be greater than expected; (8) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than us; and (9) adverse changes may occur in the equity markets. Many of these factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements contained in this release.

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G B & T Bancshares Inc.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	YTD	YTD
(Dollars in thousands except per share amounts)	2006	2006	2005	2005	2005	6/30/2006	6/30/2005

EARNINGS
Net interest income (fully tax equivalent)	$17,374	15,517	15,532	14,717	14,198	32,891	27,022
Provision for loan loss	$1,274	1,206	977	635	3,822	2,480	4,304
Other income	$2,611	2,463	2,492	3,476	2,906	5,074	5,663
Other expense	$12,578	11,744	11,406	11,551	11,273	24,322	21,868
Net income	$3,954	3,277	3,689	3,903	1,388	7,231	4,399
Non-recurring (income)/expense (after-tax)	$0	0	190	0	0	0	0
Operating income	$3,954	3,277	3,879	3,903	1,388	7,231	4,399

PER SHARE DATA
Basic earnings per share	$0.29	0.26	0.29	0.31	0.11	0.54	0.36
Diluted earnings per share	$0.28	0.25	0.28	0.30	0.11	0.53	0.35
Operating diluted earnings per share	$0.28	0.25	0.30	0.30	0.11	0.53	0.35
Book value per share	$16.41	15.59	15.54	15.99	15.81	16.41	15.81
Tangible book value per share	$9.74	10.45	10.32	10.16	9.97	9.74	9.97
Cash dividend per share	$0.090	0.085	0.085	0.085	0.085	0.175	0.161

PERFORMANCE RATIOS
Return on average assets	0.91%	0.83%	0.92%	1.00%	0.37%	0.87%	0.62%
Return on average tangible assets	0.95%	0.87%	0.96%	1.05%	0.39%	0.91%	0.65%
Return on average equity	7.23%	6.60%	7.16%	7.64%	2.76%	6.93%	4.61%
Return on average tangible equity	11.72%	9.87%	11.20%	12.07%	4.37%	10.81%	7.12%
Net interest margin (fully tax equivalent)	4.43%	4.35%	4.28%	4.20%	4.26%	4.39%	4.29%
Other expense / Average assets	2.88%	2.98%	2.84%	2.96%	3.02%	2.93%	3.10%
Efficiency Ratio	62.03%	64.48%	60.76%	64.69%	65.11%	63.19%	66.13%
Other income/Total operating revenue	13.11%	13.74%	13.88%	16.64%	17.07%	13.41%	17.41%

MARKET DATA
Market value per share — Period end	$21.76	22.35	21.41	21.23	23.76	21.76	23.76
Market as a % of book	1.33	1.43	1.38	1.33	1.50	1.33	1.50
Cash dividend yield	1.65%	1.52%	1.59%	1.60%	1.43%	3.22%	2.71%
Common stock dividend payout ratio	32.14%	34.00%	30.36%	28.33%	77.27%	33.02%	46.00%
Period-end common shares outstanding (000)	13,926	12,939	12,784	12,729	12,716	13,926	12,716
Common stock market capitalization ($Millions)	$303.03	289.18	273.71	270.24	302.13	303.03	302.13

CAPITAL & LIQUIDITY RATIOS
Period-end equity to assets	12.49%	12.34%	12.54%	12.62%	13.13%	12.49%	13.13%
Period-end tangible equity to tangible assets	7.81%	8.62%	8.70%	8.40%	8.70%	7.81%	8.70%
Total risk-based capital ratio	N/A	13.57%	13.80%	13.72%	14.39%	N/A	14.39%
Average loans to average deposits	100.92%	101.48%	100.72%	100.53%	100.57%	101.18%	100.87%

ASSET QUALITY
Net charge-offs	$607	276	307	2,949	1,707	883	2,053
(Ann.) Net loan charge-offs/ Average loans	0.178%	0.090%	0.100%	0.996%	0.607%	0.136%	0.388%
Nonaccrual loans	$14,152	7,114	6,562	5,957	6,811	14,152	6,811
Foreclosed assets	$4,229	3,348	3,431	2,887	2,965	4,229	2,965
90-day past dues	$7	—	17	297	126	7	126
Nonperforming assets/ Total assets	1.00%	0.64%	0.63%	0.57%	0.65%	1.00%	0.65%
Allowance for loan losses/ Total loans	1.09%	1.08%	1.04%	1.02%	1.26%	1.09%	1.26%
Allowance for loan losses/Nonperforming assets	84.08%	130.98%	127.60%	134.20%	147.25%	84.08%	147.25%

END OF PERIOD BALANCES
Total loans, net of unearned fees	$1,421,176	1,273,719	1,231,410	1,208,031	1,152,737	1,421,176	1,152,737
Total assets	$1,829,700	1,634,741	1,584,094	1,613,806	1,532,935	1,829,700	1,532,935
Total deposits	$1,414,029	1,276,456	1,197,026	1,233,729	1,159,109	1,414,029	1,159,109
Total stockholders’ equity	$228,470	201,769	198,711	203,597	201,269	228,470	201,269
Full-time equivalent employees	475	454	452	469	463	475	463

AVERAGE BALANCES
Total loans, net of unearned fees	$1,366,170	1,244,261	1,218,896	1,175,083	1,128,442	1,305,354	1,066,041
Total interest-earning assets	$1,573,013	1,447,571	1,439,033	1,390,897	1,338,276	1,510,409	1,270,936
Total assets	$1,748,798	1,596,879	1,593,014	1,546,761	1,498,217	1,672,952	1,422,919
Total deposits	$1,353,758	1,226,141	1,210,205	1,168,863	1,122,061	1,290,074	1,056,851
Total interest-bearing liabilities	$1,343,727	1,220,332	1,195,088	1,176,016	1,131,022	1,282,150	1,073,269
Total stockholders’ equity	$219,387	201,292	204,481	202,586	201,727	210,315	192,465

The following table provides a detailed analysis of Non-GAAP measures.

Reconciliation Table	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	YTD	YTD
(Dollars in thousands)	2006	2006	2005	2005	2005	6/30/2006	6/30/2005

Book value per share	$16.41	15.59	15.54	15.99	15.81	16.41	15.81
Effect of intangible assets per share	$(6.67)	(5.14)	(5.22)	(5.83)	(5.84)	(6.67)	(5.84)
Tangible book value per share	$9.74	10.45	10.32	10.16	9.97	9.74	9.97

Return on average assets	0.91%	0.83%	0.92%	1.00%	0.37%	0.87%	0.62%
Effect of intangible assets	0.04%	0.04%	0.04%	0.05%	0.02%	0.04%	0.03%
Return on average tangible assets	0.95%	0.87%	0.96%	1.05%	0.39%	0.91%	0.65%

Return on average equity	7.23%	6.60%	7.16%	7.64%	2.76%	6.93%	4.61%
Effect of intangible assets	4.49%	3.28%	4.04%	4.44%	1.61%	3.89%	2.51%
Return on average tangible equity	11.72%	9.87%	11.20%	12.07%	4.37%	10.81%	7.12%

Period end equity to assets	12.49%	12.34%	12.54%	12.62%	13.13%	12.49%	13.13%
Effect of intangible assets	-4.68%	-3.72%	-3.85%	-4.22%	-4.43%	-4.68%	-4.43%
Period-end tangible equity to tangible assets	7.81%	8.62%	8.70%	8.40%	8.70%	7.81%	8.70%

GB&T Bancshares, Inc. and Subsidiaries
Consolidated Statements of Condition

	6/30/2006	6/30/2005
Assets (in thousands):	(Unaudited)	(Unaudited)

Cash and due from banks	$29,632	$31,934
Interest-bearing deposits in banks	1,596	5,849
Federal funds sold	10,970	13,702
Securities available-for-sale	198,602	194,509
Restricted equity securities, at cost	10,445	9,003

Loans, net of unearned income	1,421,176	1,152,737
Less allowance for loan losses	15,460	14,581
Loans, net	1,405,716	1,138,156

Premises and equipment, net	42,641	37,335
Goodwill	86,689	68,469
Intangible assets	6,151	5,907
Other assets	37,258	28,071
Total assets	$1,829,700	$1,532,935

Liabilities and Stockholders’ Equity(in thousands):
Deposits:
Noninterest-bearing	$168,772	$156,486
Interest-bearing demand & savings	441,823	418,907
Time depostis	803,434	583,716
Total deposits	1,414,029	1,159,109
Federal funds purchased and securities sold under repurchase agreements	29,364	28,664
Federal Home Loan Bank advances	110,723	101,787
Other borrowings	543	649
Other liabilities	16,673	11,559
Subordinated debt	29,898	29,898
Total liabilities	1,601,230	1,331,666

Stockholders’ equity:
Capital stock	184,244	163,999
Retained earnings	48,378	37,976
Accumulated other comprehensive loss	(4,152)	(706)
Total stockholders’ equity	228,470	201,269
Total liabilities and stockholders’ equity	$1,829,700	$1,532,935

GB&T BANCSHARES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
	(Dollars in thousands, except per share amounts)
Interest income:
Loans, including fees	$28,529	$20,024	$53,061	$36,983
Taxable securities	1,978	1,777	3,890	3,476
Nontaxable securities	133	165	250	330
Federal funds sold	97	57	196	103
Interest-bearing deposits in banks	37	6	45	16
Total interest income	30,774	22,029	57,442	40,908

Interest expense:
Deposits	11,523	6,268	20,955	10,899
Federal funds purchased and securities sold under repurchase agreements	304	153	528	308
Federal Home Loan Bank advances	989	991	1,952	1,865
Other borrowings	647	497	1,234	970
Total interest expense	13,463	7,909	24,669	14,042

Net interest income	17,311	14,120	32,773	26,866

Provision for loan losses	1,274	3,822	2,480	4,304

Net interest income after provision for loan losses	16,037	10,298	30,293	22,562

Other income:
Service charges on deposit accounts	1,605	1,652	3,126	3,164
Mortgage origination fees	616	658	1,141	1,123
Insurance commissions	5	146	7	293
Gain on sale of securities	—	—	—	1
Other operating income	385	450	800	1,082
Total other income	2,611	2,906	5,074	5,663

Other expense:
Salaries and employee benefits	7,461	6,566	14,641	12,881
Occupancy and equipment expenses, net	1,710	1,578	3,339	3,017
Other operating expenses	3,407	3,129	6,342	5,970
Total other expense	12,578	11,273	24,322	21,868

Income before income taxes	6,070	1,931	11,045	6,357

Income tax expense	2,116	543	3,814	1,958

Net income	$3,954	$1,388	$7,231	$4,399

Earnings per share:
Basic	$0.29	$0.11	$0.54	$0.36
Diluted	$0.28	$0.11	$0.53	$0.35

Weighted average shares
Basic	13,666	12,686	13,263	12,380
Diluted	14,000	13,078	13,563	12,756

Cash dividends per common share	$0.090	$0.085	$0.175	$0.161

GB&T Bancshares, Inc.
Yield Analysis - June 30, 2006

	For the Six Months Ended			For the Three Months Ended
(Dollars in thousands)	June 30, 2006			June 30, 2006
	Average		Yields	Average		Yields
	balances	Interest	/Rates	balances	Interest	/Rates

Assets
Interest earning assets:
Taxable securities	$194,189	$3,890	4.04%	$198,344	$1,978	4.00%
Nontaxable securities*	10,459	368	7.10%	10,587	196	7.43%
Federal funds sold	8,699	196	4.54%	7,964	97	4.89%
Interest bearing deposits in banks	1,151	45	7.88%	1,629	37	9.11%
Loans, net of unearned income	1,295,911	53,061	8.26%	1,354,489	28,529	8.45%
Total interest earning assets	$1,510,409	$57,560	7.68%	$1,573,013	$30,837	7.86%
Noninterest earning assets:
Unrealized gains (losses) on securities	(4,752)			(5,351)
Allowance for loan losses	(13,812)			(14,601)
Nonaccrual loans	9,443			11,681
Cash and due from banks	23,213			23,576
Other assets	148,451			160,480
Total noninterest earning assets	162,543			175,785
Total assets	$1,672,952			$1,748,798
Liabilities & Shareholders’ Equity
Interest bearing liabilities:
Interest bearing demand & savings	$425,456	5,753	2.73%	$437,974	3,107	2.85%
Time	701,143	15,202	4.37%	747,910	8,416	4.51%
Borrowings	155,551	3,714	4.81%	157,843	1,940	4.93%
Total interest bearing liabilities	1,282,150	24,669	3.88%	1,343,727	13,463	4.02%
Noninterest bearing liabilities & shareholders’ equity:
Noninterest bearing deposits	163,474			167,873
Other liabilities	17,013			17,811
Shareholder’s equity	210,315			219,387
Total liabilities & shareholders’ equity	$1,672,952			$1,748,798
Interest rate differential			3.80%			3.84%
Net interest income*		32,891			17,374
Net interest margin*			4.39%			4.43%

*fully tax equivalent